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                                                           Exhibit 99(b)





                                    TXU CORP.
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002
                      CERTIFICATION OF ASSISTANT SECRETARY

         The undersigned, Diane J. Kubin, Assistant Secretary of TXU Corp., DOES HEREBY CERTIFY that:

         1. The Annual Report on Form 11-K for the year ended March 31, 2003 (the "Report") of the TXU Deferred and Incentive Compensation Plan (the "Plan") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

        2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Plan.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 30th day of June, 2003.





                                                  /s/ Diane J. Kubin
                                             ---------------------------
                                              Name:  Diane J. Kubin
                                              Title: Assistant Secretary









A signed original of this written statement required by Section 906 has been provided to TXU Corp. and will be retained by TXU Corp. and furnished to the Securities and Exchange Commission or its staff upon request.